UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2008

ZULU ENERGY CORP.
(Exact name of registrant as specified in its charter)

Colorado	000-52272	20-3281304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

950 17th Street, Suite 2300, Denver, Colorado 80202
(Address of principal executive offices) (zip code)

(720) 961-3255
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

On September 18, 2008, Zulu Energy Corp. (the “Company”) issued notices of termination to Paul Stroud, the Company’s former President and Chief Executive Officer, James Hostetler, the Company’s former Executive Vice President, and David Weisgerber, the Company’s former Vice President of Operations, that their employment with the Company was terminated effective immediately. The Company terminated the former officers’ employment for cause pursuant to the terms of each officer’s employment agreement.

As previously disclosed by the Company in the Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on August 26, 2008, the above officers provided the Company on August 20, 2008 notice of each of their resignations from their respective position with the Company that was to be effective thirty days following the date of their resignations or September 19, 2008. Because Mr. Stroud was then a member of the Company’s board of directors, the correspondence provided by Mr. Stroud to the Company was filed as an exhibit to the Current Report on Form 8-K that was filed with the SEC on August 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZULU ENERGY CORP.

Date: September 23, 2008	By:	/s/ Mohamed Gova
Name: Mohamed Gova
Title: Chief Financial Officer